CSFB 05-9

Group 4

Pay rules

1.

Pay the 3A1 until retired

Notes

Pxing Speed = 100ppc (8 cpr to 24 cpr over 12 months, 24 cpr thereafter)

NAS bonds = 3A1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 3A1 Balance/Total Non-PO Balance

Settlement = 9/30/05